                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

                               [Amendment No 1]

  Filed by the Registrant     /X/
  Filed by a Party other than the Registrant     /  /

  Check the appropriate box:


  / /  Preliminary Proxy Statement
  /X/  Definitive Proxy Statement
  / /  Definitive Additional Materials
  / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                            McDonald's Corporation
               (Name of Registrant as Specified in Its Charter)

                  (Name of Person(s) Filing Proxy Statement)

  Payment of Filing Fee  (Check the appropriate box):

  / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
       or 14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.
  / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  / /  Fee computed on table below per Exchange Act
       Rules 14a-(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:
           ______________________________________________________________

       2)  Aggregate number of securities to which transaction applies:
           ______________________________________________________________

       3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
           ______________________________________________________________

       4)  Proposed maximum aggregate value of transaction:
           ______________________________________________________________

       5)  Total fee paid:
           ______________________________________________________________

           /X/ Fee paid with preliminary materials.


  *Set forth the amount on which the filing fee is calculated and state how it was determined.

   / / Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid: _______________________________________

       2)  Form Schedule or Registration Statement No.: __________________

       3)  Filing Party:  ________________________________________________

       4)  Date Filed:  __________________________________________________

  COVER:

  McDonald's Corporation
  Proxy Statement and Notice of 1996 Annual Meeting of Shareholders

  Picture of:  crew person
  Message: We deliver a great value, with great taste and great service. That's what keeps our customers coming back. Again and again.

  YOUR VOTE IS IMPORTANT.

  To ensure that your shares will be represented at the Annual Meeting, please complete, sign, date and mail your proxy card to the independent inspectors of election, First Chicago Trust Company of New York, in the enclosed postage-paid envelope or, if you are a shareholder of record, use the toll-free telephone number set forth on the proxy card to vote your shares. If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the holder of record.

  ELIMINATE DUPLICATE MAILINGS

  SEC rules require the Company to mail an annual report to every shareholder even if there are multiple shareholders in the same household. If you are a shareholder of record and have the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple annual reports. To do so, mark the appropriate box on each proxy card for which you do not wish to receive an annual report. Applicable law requires the Company to send separate proxy statements and proxy cards for all of your accounts.

  HIGHLIGHTS
  -------------------------------------------------------------------------

  These highlights are a summary. Please read this Proxy Statement completely for all the information needed to vote your proxy.

  - McDonald's Corporation's 1996 Annual Meeting of Shareholders will be held at 2:30 p.m. on Thursday, May 23, 1996, in Oak Brook, Illinois. See page 2.

  - Shareholders will be asked to elect five Directors to serve until the 1999 Annual Meeting of Shareholders. The nominees for Director are:
    Hall Adams, Jr., Robert M. Beavers, Jr., Gordon C. Gray, Terry L. Savage and Fred L. Turner. The Board recommends a vote FOR all nominees. Information about the nominees is on pages 4 through 8.

  - Shareholders will also be asked to act on a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock and to approve a $.01 par value for the Common Stock. The Board recommends a vote FOR this proposal as it will afford the Company greater flexibility in considering potential future actions, such as stock splits or stock dividends. Information about this proposal is on page 16.

  - The Board's corporate governance guidelines are described on page 3.

  - Information about the pay of McDonald's executive management, as well as a report on executive compensation prepared by the Board's
    Compensation Committee, are included in pages 9 through 11 and 13 through 15.

  - The Company's cumulative total return to common shareholders for five- and ten-year periods is compared with returns for the Standard & Poor's 500 Stock Index (S&P) & Dow Jones Industrial Average (DJIA) companies on page 12.

  - A description of the Company's confidential voting policy is found on page 19.

  - A glossary of capitalized terms is found on page 20.

  CHAIRMAN'S MESSAGE TO SHAREHOLDERS AND ANNUAL MEETING NOTICE AND AGENDA
  -------------------------------------------------------------------------

  DEAR FELLOW SHAREHOLDERS:

  It is our pleasure to invite you to McDonald's 1996 Annual Meeting. During the meeting, we will report on McDonald's past year and our prospects for the future. Also, you will be asked to elect five Directors to serve until the 1999 Annual Meeting of Shareholders.

  The Board is also asking for your support in approving an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and to approve a change in the par value of the Common Stock from no par value to $.01 par value. Your Board of Directors believes that the availability of additional shares will afford the Company greater flexibility in considering potential future actions, such as stock splits or stock dividends, and therefore recommends that you vote FOR this proposal.

  Your vote is important. I urge you to consider the issues and to vote your shares as promptly as possible.

  Cordially,


  /s/ Michael R. Quinlan
  -----------------------------
  Michael R. Quinlan
  Chairman and Chief Executive Officer

  TO THE SHAREHOLDERS OF MCDONALD'S CORPORATION:

  The 1996 McDonald's Corporation Annual Meeting of Shareholders will be held on Thursday, May 23, 1996, at 2:30 to 4:00 p.m., local time, in the Prairie Room at The Lodge at McDonald's Office Campus, corner of Kroc Drive and Ronald Lane, Oak Brook, Illinois. The meeting will consider the following items of business:

  1. The election of five Directors to serve until the 1999 Annual Meeting of Shareholders or until their successors are elected and qualified; and

  2. An amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and to approve a change in the par value of the Common Stock from no par value to $.01 par value.

  The Annual Meeting of Shareholders will also act upon such other business as may properly come before the meeting or any adjournment thereof.

  By order of the Board of Directors,


  /s/ Gloria Santona
  ------------------------
  Gloria Santona
  Secretary


  April 12, 1996

  BOARD OF DIRECTORS
  -------------------------------------------------------------------------

  The Board's primary responsibilities are:

  - Evaluating the performance of the Company and its executive management;

  - Reviewing and, where appropriate, approving fundamental operating, financial and other corporate strategies, as well as major plans and objectives;

  - Providing advice and counsel to the Chief Executive Officer and executive management;

  - Overseeing management to ensure that the Company's assets are safeguarded and business is conducted in compliance with laws and regulations; and

  - Evaluating the overall effectiveness of the Board, as well as selecting and recommending to shareholders for election an appropriate slate of candidates.


  CORPORATE GOVERNANCE GUIDELINES

  The Board's corporate governance guidelines incorporate principles by which the Board has been operating for many years. Among other things, the guidelines provide that:

  - A majority of Directors should come from the outside and independence is increasingly important in the selection of new candidates. The Board itself is responsible for selecting candidates for membership and for extending invitations to join the Board.

  - The Board retains the right to exercise its discretion in combining or separating the offices of Chairman and Chief Executive Officer.

  - On matters relating to the selection, compensation and succession of the Chief Executive Officer, decisions are made by the outside Directors. The Chief Executive Officer receives a performance review conducted by the Chairman of the Compensation Committee annually.

  - Only outside Directors serve on the Audit, Compensation and Nominating Committees.

  - The Board meets on a bi-monthly basis. The agenda is set by the Chairman and Chief Executive Officer, and Directors may suggest items for inclusion. Information is made available to the Board a reasonable period before each meeting.

  - Outside Directors meet in executive session with the Chief Executive Officer at each Board meeting and, at least once each year, evaluate the performance of executive management and discuss matters of succession planning and management development with the Chief Executive Officer.

  - Outside Directors meet in executive session without members of management twice each year.

  -    Directors have access to the System's management around the world.


  COMMITTEES OF THE BOARD

  The audit committee is comprised entirely of outside Directors and recommends to the Board independent auditors to audit the Company's financial statements; reviews the audit with the auditors and management; reviews the Company's dealings with Directors and their affiliates; reviews the Company's legal affairs; and consults with the auditors and management regarding risk management and the adequacy of financial and accounting procedures and controls. In carrying out its responsibilities, the Committee regularly meets with the independent auditors in executive session, without members of management present.


  The compensation committee is comprised entirely of outside Directors and is responsible for developing compensation policies consistent with and linked to the Company's strategies. In addition, the Committee evaluates, in consultation with all outside Directors, the performance of the Company's Chief Executive Officer and recommends his compensation and that of all executive management to the Board annually; reviews and approves all other officers' compensation; and recommends to the Board the fees of outside Directors. The Committee administers the 1975 Option Plan, the Incentive Plan and the Deferred Incentive Plan. The Committee's report on executive compensation can be found on pages 9 through 11.


  The nominating committee is comprised entirely of outside Directors and establishes criteria for Board membership, searches for and screens candidates to fill vacancies on the Board, recommends an appropriate slate of candidates for election each year and, in this regard, evaluates the performance of individual Directors, assesses the overall performance of the Board and considers issues regarding the composition and size of the Board. Shareholders wishing to nominate Director candidates for consideration may do so by writing to the Secretary at McDonald's Plaza, Oak Brook IL 60521 and providing the candidate's name, biographical data and qualifications.

  In addition, the Board of Directors has an executive committee which may exercise the broad powers and authority granted to it under the Company's By-Laws.

  The chart below sets forth the composition of the Board's committees as of March 1, 1996, as well as the number of meetings each committee held in 1995.

  ------------------------------------------------------------------
  Committee        Member                  Number of meetings
                                                 in 1995
  ------------------------------------------------------------------
  Audit            Gordon C. Gray                   5
                   Robert N. Thurston
                   B. Blair Vedder, Jr.
                   Donald G. Lubin,
                   non-voting Secretary
  ------------------------------------------------------------------
  Compensation     Donald R. Keough                 5
                   Terry L. Savage
                   Ballard F. Smith
                   Robert N. Thurston
  ------------------------------------------------------------------
  Executive        Donald G. Lubin                  0
                   Michael R. Quinlan
                   Fred L. Turner
  ------------------------------------------------------------------
  Nominating       Hall Adams, Jr.                  3
                   Donald G. Lubin
                   Andrew J. McKenna
                   Roger W. Stone
  ------------------------------------------------------------------

  In 1995, the Board met seven times. During 1995, all the Directors attended all the meetings of the Board of Directors and of the committees of which they were members except that one of the Directors was absent from one Board meeting and two Directors were absent from one committee meeting each.


  COMPENSATION OF THE BOARD

  In 1995, each outside Director earned an annual retainer of $35,000 plus a fee of $2,000 for each Board meeting and $1,000 for each committee meeting attended. At the election of the recipient, all or any part of these fees may be deferred under the Stock Plan. The Stock Plan provides a vehicle for outside Directors to align their interests with those of shareholders since deferred fees and the benefits described in the next paragraph are credited to an account which is adjusted to reflect dividends as well as gains or losses as if invested in Common Stock. Distributions under the Stock Plan are payable to participants or their beneficiaries in cash upon retirement or death.


  Effective January 1995, the account of each outside Director was credited with an amount equal to $17,500 for each year of previous service in lieu of benefits formerly available pursuant to the Stock Plan. After
  January 1995, an amount equal to $17,500 will be credited to the account of each outside Director at the end of each full year of service. In total, a Director can receive credit for a maximum of ten years of service.

  Outside Directors receive stock options pursuant to the Option Plan which was approved by shareholders on May 26, 1995. Each outside Director received a grant of 1,000 options on January 19, 1995, the date the Option Plan was adopted by the Board of Directors, and 1,000 options on May 26, 1995, the date of last year's annual meeting. Under the Option Plan, each newly appointed outside Director receives an option to purchase 1,000 shares of Common Stock and each year, on the date of the Company's annual meeting of shareholders, each outside Director receives an option to acquire 1,000 shares of Common Stock. The option exercise price in each case is the fair market value of the Common Stock on the date of grant.

  Mr. Lubin also received the use of a corporate vehicle with a value of $5,750 in 1995.

  Directors who are Company employees are not paid for their services as Directors and are not eligible to participate in the Stock Plan or the Option Plan. As with its employees, including executives, the Company does not offer a pension plan to its outside Directors.


  DIVERSITY

  Presently, one female and one minority male serve on the Board, and 30 minority men and women are officers. Also, more than 50% of middle management employees and over 25% of franchisees are female and minorities.


  BIOGRAPHICAL INFORMATION

  Biographical information as of March 1, 1996 regarding each Director nominated for election and each Director whose term of office will continue after the Annual Meeting is set forth on the next page.

  Hall Adams, Jr. Nominee. Retired Chief Executive Officer of Leo Burnett & Co., Inc. Director of The Dun & Bradstreet Corporation and Sears, Roebuck and Co. Class of 1996. Age: 62. Director since 1993.

  Robert M. Beavers, Jr. Nominee. Senior Vice President. Director of NICOR Inc. Class of 1996. Age: 52. Director since 1984.

  James R. Cantalupo.  President and Chief Executive Officer--
  International.  Director of Morton International Inc.  Class of 1997.
  Age: 52. Director since 1987.

  Gordon C. Gray. Nominee. Chairman of Rio Algom Limited, a Canadian mining company and metals distributor. Director of Rogers Communications Inc. and Stone-Consolidated Corporation. Class of 1996. Age: 68. Director since 1982.

  Jack M. Greenberg. Vice Chairman and Chief Financial Officer since 1992. Previously, Senior Executive Vice President and Chief Financial Officer. Director of Arthur J. Gallagher & Co., Harcourt General, Inc. and Stone Container Corporation. Class of 1998. Age: 53. Director since 1982.

  Donald R. Keough. Chairman of Allen & Company, Incorporated, investment bankers, and advisor to the Board of Directors of The Coca-Cola Company since 1993. Previously, President, Chief Operating Officer and a Director of The Coca-Cola Company. Director of H.J. Heinz Company, The Home Depot, Inc., National Service Industries, Inc., and The Washington Post Company. Class of 1997. Age: 69. Director since 1993.


  Donald G. Lubin. Partner and Chairman of the law firm of Sonnenschein
  Nath & Rosenthal, which provides legal services to the Company on a regular basis. Director of Molex Incorporated. Class of 1998. Age: 62. Director since 1967.


  Andrew J. McKenna. Chairman, President and Chief Executive Officer of Schwarz Paper Company, a printer, converter and distributor of packaging and promotional materials. Director of Aon Corporation, Dean Foods Company, First Chicago NBD Corporation, Skyline Corporation, and Tribune Company. Class of 1998. Age: 66. Director since 1991.

  Michael R. Quinlan. Chairman and Chief Executive Officer. Director of The Dun & Bradstreet Corporation and The May Department Stores Company. Class of 1997. Age: 51. Director since 1979.

  Edward H. Rensi. President and Chief Executive Officer--U.S.A. Director of Snap-on Incorporated. Class of 1998. Age: 51. Director since 1982.


  Terry L. Savage. Nominee. Financial journalist, author and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings, publications and national television programs. Previously, commentator for CBS News. (WBBM-TV) in Chicago. Class of 1996. Age: 51. Director since 1990.


  Paul D. Schrage. Senior Executive Vice President, Chief Marketing Officer. Director of Safety-Kleen Corp. Class of 1997. Age: 61. Director since 1988.

  Ballard F. Smith. Chairman of Premier Food Services, Inc., a foodservice company. Class of 1997. Age: 49. Director since 1983.

  Roger W. Stone. Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products. Director of Morton International Inc., Option Care, Inc., Stone Container Corporation, and Stone-Consolidated Corporation. Class of 1998. Age: 61. Director since 1989.

  Robert N. Thurston. Business consultant. Director of Jiffy Lube International, Inc. Class of 1998. Age: 63. Director since 1974.

  Fred L. Turner. Nominee. Senior Chairman since 1990. Previously, Chairman. Director of Aon Corporation, Baxter International Inc. and W.W. Grainger, Inc. Class of 1996. Age: 63. Director since 1968.

  B. Blair Vedder, Jr. Retired Chief Operating Officer of Needham Harper Steers. Class of 1997. Age: 71. Director since 1988.

  Standing, left to right: Savage, Cantalupo, Schrage, Lubin, Greenberg, Adams, Rensi, Vedder, Smith. Seated on couch, front to back: Keough, McKenna, Beavers. Seated on chairs, clockwise from front: Quinlan, Turner, Gray, Stone, Thurston.

                                   [Photo]

  SECURITY OWNERSHIP INFORMATION
  -------------------------------------------------------------------------

  Management believes that the Company's Directors and Executive Officers more effectively represent McDonald's shareholders, whose interests they are charged with protecting, if they are shareholders themselves. By encouraging our executives to have a significant stock ownership in the Company, we believe that we focus their attention on managing McDonald's as owners of the business and that this leads to enhanced value for all shareholders.


  Our Executive Officer group beneficially owned (directly and through employee benefit plans) approximately 7.8 million shares of Common Stock on February 1, 1996. Directors and Executive Officers have sole voting and investment power over shares held directly, except for 433,927 shares held in joint accounts, over which they have shared voting and investment power. They also have sole voting and dispositive power over the shares credited or allocated to their accounts under the various benefit plans. No Director or Executive Officer owns more than 1.0% of any class of stock. Directors and Executive Officers as a group owned (directly and through benefit plans) approximately 1.1% of the Common Stock as of February 1, 1996.


  Pursuant to plan provisions, participants in the Profit Sharing Program and related equalization plans may direct the voting of unallocated and unvoted plan shares. In addition, outside Directors may vote shares credited to their accounts pursuant to the Stock Plan. All such shares over which Directors and Executive Officers have voting power are shown as beneficially owned, except for unvoted shares, which are not shown because the number cannot be determined at this time.

  The following table details the stock ownership of the named individuals and group as of February 1, 1996.

  --------------------------------------------------
                               Beneficial ownership
                               of Common Stock
  Beneficial owner             (a,b,c,d,e,f)
  --------------------------------------------------
  Hall Adams, Jr.                   2,886
  Robert M. Beavers, Jr.          406,827
  James R. Cantalupo              816,524
  Gordon C. Gray                   10,537
  Jack M. Greenberg               468,262
  Donald R. Keough                  7,815
  Donald G. Lubin                  41,295
  Andrew J. McKenna                21,609
  Michael R. Quinlan            1,582,156
  Edward H. Rensi                 631,272
  Terry L. Savage                  14,210
  Paul D. Schrage                 506,236
  Ballard F. Smith                 48,214
  Roger W. Stone                   20,996
  Robert N. Thurston               67,591
  Fred L. Turner                1,294,242
  B. Blair Vedder, Jr.             25,996
  Directors and Executive
  Officers as a group
  (the Group) (25 persons)      8,034,756
  -------------------------------------------------

  (a) To the Company's knowledge, no shareholder beneficially owned more than 5% of the Company's Common Stock as of February 1, 1996.

  (b) Included are shares of Common Stock as to which beneficial ownership is disclaimed, as follows: Messrs. Keough, 200; McKenna, 320; Quinlan, 1,191; Rensi, 39,101; Schrage, 18,000; and the Group, 83,832. The disclaimed shares are owned by spouses or in a custodial capacity for children or grandchildren.

  (c) Excluded are 22,000 shares held of record by Mr. McKenna in his capacity as Trustee of the Schwarz Paper Company Profit Sharing Trust.

  (d) Included are shares of Common Stock over which the following have voting power pursuant to employee benefit plan provisions, as follows: Messrs. Beavers, 28,724; Cantalupo, 3,459; Greenberg, 1,577; Quinlan, 54,161; Rensi, 6,736; Schrage, 13,959; Turner,
       18,409; and the Group, 175,596.

  (e) Included are shares of Common Stock which could be acquired within 60 days after February 1, 1996, pursuant to stock options in the following amounts: Messrs. Adams, 334; Beavers, 128,200; Cantalupo, 655,925; Gray, 334; Greenberg, 377,000; Keough, 334; Lubin, 334;
       McKenna, 334; Quinlan, 997,500; Rensi, 449,750; Schrage, 248,950;
       Smith, 334; Stone, 334; Thurston, 334; Turner, 281,000; Vedder, 334; Ms. Savage, 334; and the Group, 4,566,115.

  (f) Included are shares of Common Stock over which the following have voting power pursuant to provisions of the Stock Plan and related trust: Messrs. Adams, 1,152; Gray, 6,067; Keough, 4,281; Lubin, 12,083; McKenna, 10,955; Smith, 20,832; Stone, 16,662; Thurston,
       19,329;  Vedder, 20,792; and Ms. Savage, 12,376.

  PROPOSAL ONE.  ELECTION OF DIRECTORS
  -------------------------------------------------------------------------

  At the 1996 Annual Meeting, in accordance with the Company's Restated Certificate of Incorporation and By-Laws, five Directors are to be elected, each to serve a three-year term until the 1999 Annual Meeting of Shareholders or until a successor is elected and qualified.

  The Company's Restated Certificate of Incorporation currently provides that the Board of Directors shall consist of not less than 11 nor more than 24 members, with the exact number fixed by resolution of the Board. Currently, the number of Directors is 17, and there are two classes of six Directors and one class of five Directors.


  NOMINEES

  The five persons nominated by the Board of Directors for election at the 1996 Annual Meeting are:

  HALL ADAMS, JR.
  ROBERT M. BEAVERS, JR.
  GORDON C. GRAY
  TERRY L. SAVAGE
  FRED L. TURNER

  A proxy cannot be voted for more than five persons. If any nominee becomes unable to serve for any reason (which is not anticipated), the shares represented by the enclosed proxy may be voted for such substituted nominee as may be designated by the Board of Directors, unless before the meeting the directorship has been eliminated by a reduction in the size of the Board.

  Unless otherwise directed, the shares represented by the enclosed proxy, when signed and returned or voted via telephone, will be voted FOR the election of the five nominees.


  RECOMMENDATION

  The Board of Directors recommends that shareholders vote FOR all five nominees.


  VOTING INFORMATION FOR PROPOSAL ONE

  Elections for Directors are decided by a plurality of the votes of the shares of Common Stock and Series D Preferred Stock represented in person or by proxy, and entitled to vote on the election of Directors at the 1996 Annual Meeting.

  REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
  -------------------------------------------------------------------------

  DEAR FELLOW SHAREHOLDERS:

  Our Committee is responsible for approving officers' compensation, recommending the compensation of executive management to the Board of Directors, and administering the Company's employee stock option and incentive plans. Our decisions are based on our in-depth understanding of McDonald's and its long-term strategies, as well as our knowledge of the capabilities and performance of the Company's executives. We have designed the Company's executive compensation program to attract, energize, reward and retain executive talent that will produce results over the long term and enhance McDonald's leadership position in a highly competitive global business.


  PHILOSOPHY

  We believe that the Company and its shareholders are best served by running the business with a long-term perspective while striving to deliver consistently good annual results. McDonald's record of performance illustrates that this approach has been advantageous to shareholders as shown on the graphs set forth on page 12 of this Proxy Statement. Accordingly, in making compensation decisions, we evaluate
  (a) management's vision in identifying opportunities which will benefit the Company and its shareholders over the long term, (b) the strategies put in place to capitalize on these opportunities, and (c) management's ability to identify, motivate and develop talent to execute these strategies.


  Our Committee believes that a significant and increasing portion of executive compensation should be at risk, that good performance should be rewarded and that the financial interests of executives should be aligned
  with shareholders through stock ownership.   We also believe that
  compensation should be competitive with other high-performing companies and alternative careers in the McDonald's System, such as a McDonald's franchisee or supplier, in order to motivate and retain the talent needed to produce superior results. We believe that executive compensation at McDonald's has been structured to meet these criteria and to enhance shareholder value.


  EXECUTIVE COMPENSATION

  The process of setting compensation is not mechanical; our decisions are based on individual, team and Company performance, and shareholder returns.

  Our Committee conducts an overall review of executive compensation annually. While we review information supplied by independent consultants to determine the competitiveness of McDonald's total executive compensation package with that of a peer group used for compensation comparisons (the "Compensation Peer Group"), we do not seek to position compensation within any particular range. The Compensation Peer Group includes the 26 companies comprising the DJIA on which the independent consultants have data. Based on this information, each element of annual cash compensation for Executive Officers approximates the middle of the Compensation Peer Group's range, while stock options were well above the median, consistent with our philosophy that a significant portion of executive compensation should be at risk.


  ANNUAL CASH COMPENSATION

  Annual cash compensation for our executives, as for all employees, consists of base salary and a variable, at-risk incentive under the Target Incentive Plan (TIP).

  Our Committee annually establishes each executive's base salary based on our evaluation of the executive's individual performance and competitive pay practices. We gauge individual performance in many areas, including: the development and execution of strategies, leadership, ability to develop staff, ability to balance the many relationships which together form the McDonald's System, and contributions in the previous year to programs which affect the performance of the Company and the McDonald's System. Base salaries for executives increased in 1995 based on our assessment of individual performance as evidenced by the previous year's corporate achievements: significant gains in worldwide operating income, improved return on assets, and sizable growth in earnings per share. Moreover, we considered the progress during 1994 toward the Company's long-term strategies.

  Under TIP, at the beginning of the year, each executive is assigned a target incentive; the greater an individual's responsibility, the higher the percentage of target incentive to salary. In order to determine the annual incentive awarded, an individual's target incentive is initially adjusted by an overall Company performance factor; then a team performance factor, reflecting the overall results of the organizational unit for which the executive is responsible; and finally an individual performance factor.

  In determining annual target incentive bonuses awarded for 1995, our Committee reviewed overall corporate and System performance during 1995. In particular, these bonuses were favorably impacted by strong worldwide operating income, greater return on assets, and growth in both earnings per share and net income. In addition, we considered gains in both market share and transaction counts per capita.


  STOCK OPTIONS

  Our Committee believes that stock options are presently the best vehicle by which to link employees' interests with those of shareholders, since an optionee will realize a benefit only if McDonald's stock price increases. When this happens, all shareholders benefit. Options generally have a life of ten years, vest over seven years and have an exercise price equal to the fair market value of the Common Stock on the grant date.

  In establishing guidelines for the size of stock option awards, we consider the following criteria (in order of importance): level of responsibility, achievement of plan objectives, contributions to the Company's planning process and the implementation of key strategies. Individual awards to executives are made within these guidelines, dependent primarily upon current individual performance and, to some extent, on potential for influencing future results. In 1995, we also considered the number of options granted in previous years and the 1994 corporate and strategic achievements described under Annual Cash Compensation.


  CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. Quinlan participates in the executive compensation program described throughout this report. Mr. Quinlan's total compensation in 1995 reflects his outstanding performance, his leadership of constructive change, his significant contributions in leading the Company's long-term strategic growth, and his influence on improved financial results which were reflected in enhanced returns to shareholders. Based on these factors, Mr. Quinlan's salary for 1995 was increased from $998,875 to $1,050,925. In addition, Mr. Quinlan was awarded at-risk compensation consisting of $1,050,000 under TIP, compared with $950,000 for the previous year, and options to purchase 529,000 shares of Common Stock. Consistent with our compensation philosophy, at-risk compensation represented the predominant portion of the increase in Mr. Quinlan's total compensation package for 1995.


  POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

  Section 162(m) of the IRS Code generally limits the tax deductibility of annual compensation paid to certain executives to $1 million. Assuming continued deferral of compensation by certain executives, we expect that most, if not all, compensation will qualify as a tax deductible expense. However, it is possible that at some point in the future, circumstances may cause our Committee to authorize compensation that is not entirely deductible.


  IN CONCLUSION

  We believe that McDonald's historical and future value is inextricably linked with the reputation of the McDonald's brand and the unique relationship and culture which the Company has nurtured among its employees, franchisees and suppliers. Special management talents and sensitivities are required to balance these independent and interdependent relationships. Accordingly, in approaching decisions on compensation, we go beyond a simple evaluation of financial results to consider a number of qualitative factors which we view as unique to McDonald's -- factors which we believe will have contributed and continue to contribute significantly to optimizing shareholder value over the long term.


  Respectfully submitted,


  /s/ Robert N. Thurston        /s/ Donald R. Keough
  -----------------------       -----------------------
  Robert N. Thurston            Donald R. Keough
  Chairman


  /s/ Terry L. Savage           /s/ Ballard F. Smith
  -----------------------       -----------------------
  Terry L. Savage               Ballard F. Smith

  COMPARISON OF TOTAL SHAREHOLDER RETURNS
  -------------------------------------------------------------------------

  At least annually, we consider which companies comprise a readily identifiable investment peer group. Time and again, given the unique nature of our business, no one group of companies stands out.

  For instance, McDonald's is included in published restaurant indices. However, unlike most other companies included in these indices, which have no or limited international operations, McDonald's does business in over 90 countries and more than half of our operating income comes from outside the U.S. In addition, by virtue of our size, McDonald's inclusion in those indices tends to skew the results. Hence, we believe such a comparison would not be meaningful.

  This view is shared by many who evaluate our Company, as they often consider:

  ---------------------------------------------------------------------------

  Our operating characteristics and marketing of branded products around the world, which place McDonald's among global food and beverage companies;

  Our recognizable brand and the retail nature of our business, which place McDonald's among global consumer products companies;

  Our strong financial position, growing cash flow, solid international presence and global brand power which place McDonald's among global branded growth companies; and

  Our capitalization, trading volume and importance in an industry that is vital to the U.S. economy, which have resulted in McDonald's inclusion in the DJIA since 1985.

  ---------------------------------------------------------------------------

  Thus, in the absence of any readily identifiable peer group for McDonald's, we believe use of the companies comprising the DJIA as the group for comparison is appropriate. Like McDonald's, many DJIA companies generate meaningful sales and revenues outside the U.S. and some manage global brands. Also, investors who are looking for an investment in blue chip stocks often look at the DJIA as a benchmark.

  The two performance graphs which follow depict McDonald's cumulative total shareholder returns (i.e., price appreciation and reinvestment of dividends) relative to the S&P and the companies comprising the DJIA (including McDonald's) for the five- and ten-year periods ended
  December 31, 1995. Returns shown are for years ended December 31, and for the DJIA companies, returns are weighted for market capitalization as of the beginning of each year. We believe that the ten-year graph is especially meaningful as McDonald's business focus and growth strategies have been, and continue to be, long term.

  FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS

  [GRAPH]


                       90     91      92     93      94     95
  -------------------------------------------------------------
  McDonald's          $100   132     171    201     208    323
  S&P                 $100   130     140    155     157    215
  DJIA companies      $100   127     132    147     155    218
  -------------------------------------------------------------
  Source: S&P Compustat


  TEN-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS

  [GRAPH]


                   85   86   87   88   89   90   91   92   93   94   95
  ----------------------------------------------------------------------
  McDonald's      $100 114  125  138  200  171  226  292  344  356  553
  S&P             $100 119  125  146  192  186  242  261  287  291  400
  DJIA companies  $100 113  120  138  179  182  230  241  268  282  397
  ----------------------------------------------------------------------
  Source: S&P Compustat

  EXECUTIVE COMPENSATION
  -------------------------------------------------------------------------

  SUMMARY COMPENSATION TABLE

  The following table summarizes total compensation earned by or paid for services rendered in all capacities to the named Executive Officers during each of the years ended December 31, 1995, 1994 and 1993.


  -------------------------------------------------------------------------------------------------------------
                           Annual compensation                    Long-term compensation
                                                         -----------------------------------------
                                                                   Awards               Payouts
                                                         ---------------------------   -----------
                                                          Restricted   Securities                     All other
  Name and                                                stock        underlying      LTIP*       compensation
  principal position         Year   Salary($)  Bonus($)   awards($)    options(#)(a)   payouts($)        ($)(b)
  -------------------------------------------------------------------------------------------------------------
  Michael R. Quinlan         1995  $1,050,925  $1,050,000    0           529,000        0           $362,937
  Chairman of the Board,     1994     998,875     950,000    0           350,000        0            167,055
  Chief Executive Officer    1993     980,000     800,000    0           292,000        0            299,176

  Edward H. Rensi            1995  $  752,375  $  495,422    0           181,000        0           $225,675
  President,                 1994     711,375     485,462    0           176,000        0            129,056
  Chief Executive Officer-   1993     669,983     469,638    0           170,000        0            180,870
  U.S.A.

  James R. Cantalupo         1995  $  732,675  $  547,934    0           181,000        0           $192,531
  President,                 1994     684,025     499,194    0           176,500        0            124,100
  Chief Executive Officer-   1993     631,667     446,446    0           170,000        0            173,862
  International

  Jack M. Greenberg          1995  $  714,250  $  520,792    0           181,000        0           $216,516
  Vice Chairman,             1994     668,875     473,478    0           176,000        0            121,337
  Chief Financial Officer    1993     606,833     434,850    0           170,000        0            175,447

  Paul D. Schrage            1995  $  519,150  $  283,672    0            63,000        0           $151,510
  Senior Executive           1994     493,725     262,147    0            72,600        0             99,401
  Vice President,            1993     466,517     262,064    0            72,600        0            116,427
  Chief Marketing Officer
  -----------------------------------------------------------------------------------------------------------
  *Long-Term Incentive Plan


  (a)  The securities underlying the options are shares of Common Stock.

  (b) These amounts represent Company contributions and allocations to: (i) the Profit Sharing Program and related equalization plans;
       (ii) the Deferred Incentive Plan; and (iii) premiums on group term life insurance. For 1995, the amounts in each category were as follows: Messrs. Quinlan, $187,038, $163,634 and $12,265; Rensi,
       $191,370, $25,530 and $8,775; Cantalupo, $91,389, $92,579 and
       $8,563; Greenberg, $126,594, $81,555 and $8,367; and Schrage,
       $113,931, $22,977 and $14,602. Amounts which have been included with respect to the equalization plans and Deferred Incentive Plan represent the Company's obligation to pay such amounts to participants.



  STOCK OPTION GRANTS IN 1995

  Options granted to the named Executive Officers were about 8% of the total number of options granted in 1995. All options granted will expire on the tenth anniversary of their respective grant dates and become exercisable over a seven-year period. Option exercise prices were in all cases equal to the fair market value of a share of Common Stock on the date the option was granted. The options have no value unless the Company's stock price appreciates and the recipient satisfies the applicable vesting requirements.

  The following table shows the stock options granted to the named Executive Officers during 1995 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named Executive Officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year, compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock. Also included in this table is the increase in value to all common shareholders using the same assumed rates of appreciation.

  For a perspective, in ten years one share of Common Stock valued at $33.125 on February 21, 1995 would be worth $53.96, assuming the hypothetical 5% compounded growth rate, or $85.93, assuming the hypothetical 10% compounded growth rate.

  Another way to look at this is to express these amounts in today's dollars by applying a present value approach to the hypothetical appreciation rates. These results are shown in the last two columns of the table.


  -----------------------------------------------------------------------------------
                   Individual grants
                  ------------------
                       Number of          % of
                      securities         total
                      underlying       options
                         options    granted to     Exercise
                         granted     employees        price     Expiration
                          (#)(a)    in 1995(b)       ($/Sh)           date
  -------------------------------------------------------------------------
  Michael R. Quinlan     500,000          3.6%      $33.125        2/21/05
                          28,000           .2        35.000        3/23/05
                           1,000           NM        36.250        5/26/05
  Edward H. Rensi        180,000          1.3        33.125        2/21/05
                           1,000           NM        36.250        5/26/05
  James R. Cantalupo     180,000          1.3        33.125        2/21/05
                           1,000           NM        36.250        5/26/05
  Jack M. Greenberg      180,000          1.3        33.125        2/21/05
                           1,000           NM        36.250        5/26/05
  Paul D. Schrage         62,000           .5        33.125        2/21/05
                           1,000           NM        36.250        5/26/05



                        Potential realizable value at     Present value at assumed
                         assumed rates of stock price         rates of stock price
                      appreciation for option term(c)            appreciation(c,d)
                      -------------------------------- ------------------------------
                              5%             10%             5%               10%
  -----------------------------------------------------------------------------------
  Michael R. Quinlan    $10,416,067     $26,396,359     $4,988,464       $12,641,748
                            616,317       1,561,868        300,707           762,052
                             22,797          57,773         11,997            30,404
  Edward H. Rensi         3,749,784       9,502,689      1,795,847         4,551,029
                             22,797          57,773         11,997            30,404
  James R. Cantalupo      3,749,784       9,502,689      1,795,847         4,551,029
                             22,797          57,773         11,997            30,404
  Jack M. Greenberg       3,749,784       9,502,689      1,795,847         4,551,029
                             22,797          57,773         11,997            30,404
  Paul D. Schrage         1,291,592       3,273,149        618,569         1,567,577
                             22,797          57,773         11,997            30,404
  -----------------------------------------------------------------------------------
  INCREASE IN VALUE
  TO ALL COMMON
  SHAREHOLDERS(e)     $14.6 billion   $37.0 billion   $7.0 billion     $17.7 billion
  -------------------------------------------------------------------------------------
  NM - Not meaningful


  (a)  The securities underlying the options are shares of Common Stock.
  (b) Based on the total number of options granted to employees under the 1975 Option Plan and the Incentive Plan.
  (c) Calculated over a ten-year period, representing the life of the options.
  (d) Calculated assuming an investment in a ten-year, zero coupon U.S. Treasury note made at the time the options were granted (7.64% on February 21, 1995, 7.44% on March 23, 1995 and 6.63% on May 26,
       1995).
  (e) Calculated using a Common Stock price of $33.125, the closing market price on February 21, 1995, which is the exercise price of substantially all of the options granted in 1995, and the total weighted average number of common shares outstanding for 1995.


  AGGREGATED OPTION EXERCISES IN 1995 AND FISCAL YEAR-END OPTION VALUES
  TABLE

  The following table shows information concerning the exercise of stock options by each of the named Executive Officers during 1995, and the value of all remaining exercisable and unexercisable options at December 31, 1995, on a pre-tax basis.


  ----------------------------------------------------------------------
                                               Number of
                                              securities        Value of
                                              underlying     unexercised
                                             unexercised    in-the-money
                        Shares                options at      options at
                      acquired                  l2/31/95        12/31/95
                            on      Value         (#)(b)          ($)(c)
                      exercise   realized   Exercisable/    Exercisable/
  Name                     (#)     ($)(a)   unexercisable  unexercisable
  ----------------------------------------------------------------------
  Michael R. Quinlan    9,000   $  258,876     927,500/     $26,167,400/
                                             1,311,500      $22,309,463

  Edward H. Rensi      57,034   $1,288,902     362,250/       9,549,735/
                                               599,000       10,805,459

  James R. Cantalupo    9,452   $  244,703     568,425/      16,107,483/
                                               633,875       11,765,642

  Jack M. Greenberg    13,000   $  317,287     289,500/       6,961,781/
                                               609,500       11,045,683

  Paul D. Schrage      24,000   $  682,272     215,300/       5,956,737/
                                               256,900        4,902,129
  ----------------------------------------------------------------------


  (a) Calculated by subtracting the exercise price from the market value of the Common Stock as of the exercise date.
  (b)  The securities underlying the options are shares of Common Stock.
  (c) Calculated using the market value of the Common Stock at December 31, 1995 ($45.125 per share) less the per share option exercise price multiplied by the number of exercisable or unexercisable options, as the case may be.

  PROPOSAL TWO.  APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
  INCORPORATION
  -------------------------------------------------------------------------

  The Board of Directors recommends that shareholders consider and approve an amendment to Article Fourth of the Company's Restated Certificate of Incorporation which would increase the number of authorized shares of Common Stock, from 1.25 billion to 3.5 billion and approve a $.01 par value per share for the Common Stock ("Proposal Two"). Proposal Two would not change the provisions of the present Article Fourth in any manner other than to increase the number of authorized shares of Common Stock and to approve a $.01 par value for the Common Stock. By approving the $.01 par value, shareholders will enable the Company to take advantage of significant savings in state filing fees.

  As of December 31, 1995, of the currently authorized shares of Common Stock, 699,753,097 shares were outstanding and 130,559,659 shares were held in treasury, 105,089,194 of which were reserved for issuance under the Company's employee benefit plans. The remaining 419,687,244 authorized common shares were uncommitted.

  Although currently authorized shares are sufficient to meet all presently known needs, the Board considers it desirable that McDonald's have the flexibility to issue an additional amount of Common Stock without further shareholder action, unless required by law or stock exchange regulations. The availability of these additional shares will enhance the Company's flexibility in connection with possible stock splits, stock dividends, acquisitions, financings, and other corporate purposes.

  Since going public in 1965, McDonald's Common Stock has split eleven times, making a 100 share investment in 1965 now equal to 37,180 shares. Since the Company last increased the amount of its authorized Common Stock in 1988, it was able to effect two stock splits. Most recently, the Company issued 415,156,378 shares of Common Stock as the result of a two-for-one stock split effected in the form of a stock dividend in May 1994.

  Without this increase in authorized shares, the Company would be unable to effect a two-for-one stock split. While the Company has no present plans to split the Common Stock, it wishes to have the ability to do so if such a split would be in the best interests of shareholders.


  The Company does not have any commitment or understanding at this time for the issuance of any shares of the additional Common Stock. Instead, the Company intends to repurchase up to $2.2 billion of its Common Stock within the next three years. This represents the combination of a new
  $2 billion common share repurchase program announced in January, 1996 and $200 million remaining under the Company's $1 billion share repurchase program announced in January 1994. In fact, over the ten-year period ended December 31, 1995, the Company repurchased $2.8 billion of its Common Stock.


  Although the Company is not aware of any pending or threatened efforts to obtain control of the Company, the availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to do so. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company.


  Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. However, shareholders wishing to maintain their interests may be able to do so through normal market purchases.


  VOTING INFORMATION FOR PROPOSAL TWO

  The affirmative vote of the holders of a majority of the issued and outstanding shares of the Common Stock and the Series D Preferred Stock entitled to notice of and to vote at the 1996 Annual Meeting voting together as a class and the affirmative vote of a majority of the holders of such Common Stock voting as a separate class is required to approve Proposal Two.

  The Board of Directors recommends that shareholders vote FOR Proposal
  Two.

  OTHER INFORMATION
  -------------------------------------------------------------------------

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. The Company believes that during the period from January 1, 1995 through December 31, 1995, its Executive Officers and Directors complied with all applicable Section 16(a) filing requirements. This conclusion is based solely on a review of copies of such forms furnished to the Company in accordance with SEC regulations and certain written representations received by the Company.


  RELATED PARTY TRANSACTIONS

  In 1995, the Company and its subsidiaries purchased approximately
  $3.1 million worth of products (principally premiums and gift items) from Group II Communications, Inc., comprising more than 5% of Group II's gross revenues for its last fiscal year. Mr. McKenna, a Director of the Company, is the holder of 51% of the stock of Group II. The Company believes that such purchases were made on terms at least as favorable as would have been available from other parties and expects to continue its dealings with Group II in 1996 on similar terms.


  In 1995, as part of its ongoing share repurchase program, the Company purchased shares of Common Stock from Mr. Cantalupo, a Director and Executive Officer of the Company, at $173,320 (the New York Stock Exchange composite closing price on the date of purchase) who acquired these shares within two years prior to their sale through the exercise of stock options for $37,071.


  1997 ANNUAL MEETING - RECEIPT OF SHAREHOLDER PROPOSALS

  Any shareholder proposal must be submitted in writing to the Secretary of the Company at McDonald's Plaza, Oak Brook IL 60521 and received by December 14, 1996, if it is to be considered for inclusion in the Company's 1997 proxy materials.


  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

  The Company will provide, without charge, a copy of McDonald's Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, (including any financial statements, and a list describing any exhibits not contained therein) upon written request addressed to:
  Investor Relations Service Center, McDonald's Corporation, Kroc Drive, Oak Brook IL 60521. The exhibits to the 10-K are available upon payment of charges which approximate the Company's cost of reproduction.

  GENERAL INFORMATION ABOUT THE ANNUAL MEETING
  -------------------------------------------------------------------------

  PROXY SOLICITATION

  This Proxy Statement and the accompanying proxy and voting instruction card are being furnished to shareholders of the Company beginning on or about April 12, 1996 in connection with the solicitation of proxies by the Board of Directors to be used in voting at the Annual Meeting of Shareholders on May 23, 1996, and any adjournment thereof.

  The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to solicit proxies on behalf of the Board at a fee estimated to be $17,000 plus reasonable out-of-pocket expenses. Proxies may also be solicited by certain employees and Directors of the Company by mail, by telephone, or personally, without compensation apart from their normal salaries.


  RECORD DATE AND VOTING AT THE ANNUAL MEETING


  Shareholders of record owning Common Stock or Series D Preferred Stock outstanding at the close of business on March 25, 1996, are entitled to vote at the 1996 Annual Meeting. On that date there were 700,083,362 shares of Common Stock and 181,868 shares of Series D Preferred
  Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock and each share of Series D Preferred Stock is entitled to one vote upon each matter presented at the Annual Meeting. Proxies may be revoked by voting in person at the Annual Meeting, by written notice to the Company's Secretary, or by delivery of a later-dated proxy, in each case prior to the closing of the polls for voting at the Annual Meeting. A proxy in the accompanying form which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone and not revoked will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies which are signed and returned or voted via telephone will be voted FOR Proposal One, the slate of five Directors proposed by the Board, and FOR Proposal Two, the amendment to the Company's Restated Certificate of Incorporation. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon.


  All votes cast by proxy or in person at the Annual Meeting will be tabulated by First Chicago Trust Company of New York (First Chicago), which has been appointed independent inspector of election for the 1996 Annual Meeting and will determine whether or not a quorum is present. With respect to Proposal One, First Chicago will treat votes withheld as shares that are present for purposes of determining a quorum. Directors are elected by a plurality vote, so the five persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. The affirmative vote of a majority of all outstanding shares entitled to vote, and the affirmative vote of a majority of the holders of Common Stock entitled to vote, is required for approval of Proposal Two. Abstentions and broker non-votes have the same effect as votes against the proposal.

  With respect to any other matter properly brought before the meeting, First Chicago will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum. Since a majority of the shares represented at the meeting and entitled to vote is required for adoption, abstentions will have the effect of a vote against adoption. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on matters other than Proposal Two.

  Shareholders of record can vote their shares via a toll-free telephone call in the U.S. or by mailing their signed proxy card. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. McDonald's has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any shareholder of record interested in voting via telephone are set forth on the enclosed proxy card.

  A list of shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the meeting at the Company's office at McDonald's Plaza, Oak Brook IL 60521.



  CONFIDENTIAL VOTING

  It is the Company's policy to protect the confidentiality of shareholder votes throughout the voting process. In this regard, the vote of any shareholder will not be disclosed to the Company, its Directors, officers or employees, except to meet legal requirements or to assert or defend claims for or against the Company or except in those limited circumstances where (i) a proxy solicitation is contested; (ii) a shareholder writes comments on a proxy card; or (iii) a shareholder authorizes disclosure. Both the tabulators and inspectors of election have been and will remain independent of the Company.


  Nothing in this policy prohibits shareholders from disclosing the nature of their votes to the Company, its Directors, officers or employees, or impairs voluntary communication between the Company and its shareholders, nor does this policy prevent the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote.

  AUDITORS

  The Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1996. Ernst & Young LLP audited such statements for the year ended December 31, 1995, and a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement, if the firm elects to do so, and to respond to appropriate questions from shareholders.

  Glossary

  Definitions
  As used in this Proxy Statement the following terms have the following meanings:

  Common Stock means
  McDonald's Corporation Common Stock

  Deferred Incentive Plan means
  McDonald's Corporation Deferred Incentive Plan

  Incentive Plan means
  McDonald's Corporation 1992 Stock Ownership Incentive Plan

  IRS Code means
  Internal Revenue Code of 1986, and the regulations promulgated thereunder

  1975 Option Plan means
  McDonald's Corporation 1975 Stock Ownership Option Plan

  Option Plan means
  McDonald's Corporation Non-Employee Director Stock Option Plan


  Profit Sharing Program means
  McDonald's Corporation Profit Sharing Program

  SEC means
  Securities and Exchange Commission

  Stock Plan means
  McDonald's Corporation Directors' Stock Plan



  Home Office

  McDonald's Corporation
  McDonald's Plaza
  Oak Brook IL 60521
  1-708-575-3000


  [The following trademarks used herein are owned by McDonald's
  Corporation:  McDonald's and the McDonald's Golden Arches logo]

  (copyright) 1996 McDonald's Corporation
  [McD6-3034]

  [Printed on Recycled Paper with
  20% post-consumer content]

  [FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD
  FOR NON-EMPLOYEE SHAREHOLDERS]

  McDONALD'S CORPORATION
  McDONALD'S PLAZA
  OAK BROOK, IL  60521

  PROXY AND VOTING INSTRUCTION CARD

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

  McDONALD'S 1996 ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE AND RONALD LANE, OAK BROOK,
  ILLINOIS, AT 2:30 P.M. (CENTRAL TIME) ON MAY 23, 1996.   This Proxy and
  Voting Instruction Card will cover the voting of all shares of McDonald's Corporation Common and Preferred Stock which you are entitled to vote or to direct the voting of.

  YOUR VOTE IS IMPORTANT. Please consider the issues discussed in the Proxy Statement, sign, date, and return this card in the enclosed envelope.

  If you prefer, you can vote by phone by calling TOLL-FREE 1-800-652-8683 FROM THE U.S. To vote by phone, please have this card and your U.S. tax identification number available. Your phone vote authorizes the named proxies in the same manner as if you marked, signed and returned this card.

  Detach Here
  ---------------------------------------------------------------------------
                                                                         9823

                  THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES
                        FOR DIRECTOR AND "FOR" PROPOSAL 2.

  The undersigned, revoking any proxy previously given, appoint(s)
  Michael R. Quinlan and Gloria Santona, or either of them, as proxies with full power of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation's 1996 Annual Shareholders Meeting and AUTHORIZE(S) EACH TO VOTE AT HIS OR HER DISCRETION ON ANY OTHER MATTER THAN MAY PROPERLY COME BEFORE THE MEETING, or any adjournment thereof. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2.

  Check box to vote your shares
  with the Board's recommendation.     / /

  If you do not check the box above, indicate your vote below.

  BOARD NOMINEES:  H. Adams, Jr., R.M. Beavers, Jr., G.C. Gray,
  T.L. Savage, and F.L. Turner.

                                         FOR ALL NOMINEES        WITHHOLD
                                         EXCEPT AS NOTED         AS TO ALL
                                         BELOW                   NOMINEES

  1.  Election of Directors                   /  /                 /  /
      ______________________________

                                         FOR        AGAINST       ABSTAIN

  2.  Amendment to Restated
      Certificate of Incorporation      /  /         /  /          /  /


  / / Do not mail future Annual Reports for this account. Another household member receives one.

  / / Waive confidential voting.

  / / Comments are on reverse side.

  PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney, or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

  X ____________________________________________________________________
  X _____________________________________________ Date ___________, 1996

  [REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD
  FOR NON-EMPLOYEE SHAREHOLDERS]

  COMMENTS: _________________________________________________________________
  ___________________________________________________________________________
  ___________________________________________________________________________
  ___________________________________________________________________________

  [FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD
  FOR EMPLOYEE SHAREHOLDERS]

  McDONALD'S CORPORATION
  McDONALD'S PLAZA
  OAK BROOK, IL  60521

  PROXY AND VOTING INSTRUCTION CARD

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

  McDONALD'S 1996 ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE AND RONALD LANE, OAK BROOK, ILLINOIS, AT 2:30 P.M. (CENTRAL TIME) ON MAY 23, 1996. This Proxy and Voting Instruction Card will cover the voting of all shares of McDonald's Corporation Common Stock which you are entitled to vote or to direct the voting of, including those in McDirect Shares and, unless you provide different voting instructions on the reverse of this card, McDonald's employee benefit plans.

  YOUR VOTE IS IMPORTANT. Please consider the issues discussed in the Proxy Statement, sign, date, and return this card in the enclosed envelope.

  If you prefer, you can vote by phone by calling TOLL-FREE 1-800-652-8683 FROM THE U.S. To vote by phone, please have this card and your U.S. tax identification number available. Your phone vote authorizes the named proxies in the same manner as if you marked, signed and returned this card. Employees may vote by phone unless they wish to provide different voting instructions for the benefit plan shares they are entitled to vote or direct the voting of.

  Detach Here
  ---------------------------------------------------------------------------
                                                                         9823

                  THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES
                        FOR DIRECTOR AND "FOR" PROPOSAL 2.

  The undersigned, revoking any proxy previously given, appoint(s)
  Michael R. Quinlan and Gloria Santona, or either of them, as proxies with full power of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation's 1996 Annual Shareholders Meeting and AUTHORIZE(S) EACH TO VOTE AT HIS OR HER DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, or any adjournment thereof. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2.

  EMPLOYEES:  Please see message on reverse.

  Check box to vote your shares
  with the Board's recommendations.     / /

  If you do not check the box above, indicate your vote below.

  BOARD NOMINEES:  H. Adams, Jr., R.M. Beavers, Jr., G.C. Gray,
  T.L. Savage, and F.L. Turner.

                                         FOR ALL NOMINEES        WITHHOLD
                                         EXCEPT AS NOTED         AS TO ALL
                                         BELOW                   NOMINEES

  1.  Election of Directors                   /  /                 /  /
      _______________________________

                                         FOR        AGAINST      ABSTAIN

  2.  Amendment to Restated
      Certificate of Incorporation      /  /         /  /         /  /

  / / Do not mail future Annual Reports for this account. Another household member receives one.

  / / Waive confidential voting.

  / / Comments are on reverse side.

  PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney, or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

  X _____________________________________________________________________
  X _____________________________________________ Date ____________, 1996

  [REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD
  FOR EMPLOYEE SHAREHOLDERS]

  INFORMATION FOR McDONALD'S EMPLOYEES ONLY:

  Your vote on the front of this card directs the trustees of the Profit Sharing Program and various Equalization Plans (collectively referred to as the "Plans") to vote the shares credited to your accounts under the Plans. When you vote these shares, you should consider your long-term best interests as a Plan participant.

  In addition, you are also directing the trustees to vote shares held in the Plans that have not been voted and shares that have not yet been credited to participants' accounts. When you direct the vote of these shares, you have a special responsibility to consider the long-term best interests of other participants.

  IF YOU WANT TO VOTE THE PLAN SHARES YOU OWN OR THE SHARES YOU ARE VOTING FOR OTHER PLAN PARTICIPANTS DIFFERENTLY FROM THE WAY YOU VOTED ON THE FRONT, PLEASE CHECK THE "COMMENT" BOX ON THE FRONT AND MARK YOUR DIRECTION BELOW.

  Your directions to vote shares held in the Plans will be kept confidential by First Chicago Trust Company of New York, the independent inspectors of election, even if you waive confidential voting on the front of this card.

  ---------------------------------------------------------------------------

  IF YOU WISH TO VOTE ALL SHARES IN THE SAME WAY, YOU DO NOT NEED TO COMPLETE THE SECTION BELOW. SIMPLY FOLLOW THE VOTING INSTRUCTIONS ON THE FRONT OF THIS CARD.

  The Board recommends a vote "FOR" all nominees for Director and "FOR" Proposal 2.

                                                     PLAN SHARES NOT YET
                          PLAN SHARES OWNED          CREDITED OR UNVOTED
                          -----------------          -------------------

                       FOR ALL        WITHHOLD      FOR ALL        WITHHOLD
                       NOMINEES       AS TO ALL     NOMINEES       AS TO ALL
                       EXCEPT AS      NOMINEES      EXCEPT AS      NOMINEES
                       NOTED BELOW                  NOTED BELOW

  1.  Election of
      Directors        _________      _________     _________      _________
                       ________________________     ________________________

                       FOR    AGAINST    ABSTAIN    FOR    AGAINST    ABSTAIN

  2.  Amendment to
      Restated
      Certificate of
      Incorporation    ___      ___        ___      ___      ___        ___

  COMMENTS___________________________________________________________________
  ___________________________________________________________________________
  ___________________________________________________________________________
  ___________________________________________________________________________

  [FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD
  FOR STREET NAME SHAREHOLDERS]

  McDONALD'S CORPORATION
  McDONALD'S PLAZA
  OAK BROOK, IL 60521

  PROXY AND VOTING INSTRUCTION CARD

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

  McDONALD'S 1996 ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE AND RONALD LANE, OAK BROOK, ILLINOIS, AT 2:30 P.M. (CENTRAL TIME) ON MAY 23, 1996.

  The undersigned, revoking any proxy previously given, appoint(s) Michael R. Quinlan and Gloria Santona, or either of them, as proxies with full power of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation's 1996 Annual Shareholders Meeting and AUTHORIZE(S) EACH TO VOTE AT HIS OR HER DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, or any adjournment thereof. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2.

  [REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD
  FOR STREET NAME SHAREHOLDERS]

  Your vote is important.

  Please sign and return this card.

  Check box to vote your shares
  with the Board's recommendation.     / /

  If you do not check the box above, indicate your vote below.

  BOARD NOMINEES:  H. Adams, Jr., R.M. Beavers, Jr., G.C. Gray,
  T.L. Savage, and F.L. Turner.

                                          FOR ALL NOMINEES         WITHHOLD
                                          EXCEPT AS NOTED          AS TO ALL
                                          BELOW                    NOMINEES

  1.  Election of Directors                    /  /                  /  /
      __________________________________

                                          FOR       AGAINST        ABSTAIN
  2.  Amendment to Restated
      Certificate of Incorporation       /  /        /  /           /  /

  PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney, or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

  X _____________________________________________________________________
  X ____________________________________________ Date _____________, 1996